Press Release	Exhibit 99.1

AVIS BUDGET GROUP REPORTS RESULTS FOR THIRD QUARTER 2007

•	Revenue increased 10%, to a record $1.7 billion.

•	Generated EBITDA of $168 million and pretax income of $116 million.

•	Domestic Car Rental EBITDA increased 45% excluding separation-related expenses.

•	Continued to expand off-airport presence and ancillary revenues.

•	Refines previous revenue and earnings projections for 2007.

Parsippany, N.J., November 6, 2007 – Avis Budget Group, Inc. (NYSE: CAR) today reported results for its third quarter, which ended September 30, 2007. For the quarter, revenue increased 10% versus 2006 to a record $1.7 billion, EBITDA was $168 million, pretax income was $116 million and net income from continuing operations was $63 million. Excluding the impact of separation-related expenses, EBITDA was $171 million, and pretax income was $119 million. EBITDA in the Company’s Domestic Car Rental segment increased 45% and EBITDA in the International Car Rental segment increased 13% excluding separation-related expenses.

“Our third quarter results reflect a powerful combination of increased car rental volumes, higher car rental rates, and benefits from our ongoing cost-containment initiatives,” said Avis Budget Group Chairman and Chief Executive Officer Ronald L. Nelson. “In addition, we continued to further our strategic objectives – strengthening our brands, expanding our off-airport presence, increasing ancillary revenues, and building our leading position in the vehicle services industry through a meaningful investment in chauffeur-car provider Carey International,” Mr. Nelson said.

Executive Summary

In the third quarter, our car rental revenues increased 12% year-over-year, driven by a 5% increase in rental day volume and a 4% increase in time and mileage revenue per day. Pricing for both commercial and leisure rentals increased, and other car rental revenues, including gas, insurance and Where2 navigation rental fees, significantly outpaced time and mileage revenues, increasing 22%. As a result, Domestic Car Rental EBITDA increased 84% and International Car Rental EBITDA increased 16%. Excluding separation-related expenses, Domestic Car Rental increased 45% versus third quarter 2006.

Our Domestic per-unit car fleet costs increased 7% year-over-year, reflecting industry-wide increases for model-year 2007 and 2008 vehicles partially offset by changes we have made in fleet and manufacturer mix, in the proportion of lower-cost risk vehicles in our fleet, and in our average hold periods. Operating expenses for our car rental operations, excluding fleet-related costs, and selling, general and administrative expenses declined to 48.6% of revenue, as we continued our cost-reduction initiatives.

Truck rental revenue and EBITDA declined due to decreased rental days and pricing versus the prior year. The 3% decline in rental days reflected continuing weakness in demand for one-way rentals and prompted a 5% reduction in our fleet. Pricing declined across all sectors of our business, and the reduction in one-way rentals, which typically have a higher daily rate, magnified the decline in average daily rate. The turn-around plan for Budget Truck continues forward as we opened additional corporate-owned stores, announced a strategic alliance with Public Storage to open about 200 stores at their locations and were named as an approved supplier to the federal government.

Business Segment Discussion

The following discussion of third quarter operating results focuses on revenue and EBITDA for each of our core operating segments. Revenue and EBITDA are expressed in millions.

Domestic Car Rental

(Consisting of the Company’s U.S. Avis and Budget car rental operations)

	2007	2006	% change
Revenue	$1,331	$1,190	12%
EBITDA	$105	$57	84%

Revenue increased due to a 5% increase in rental days and a 3% increase in time and mileage rates per day. Additionally, ancillary revenue increased by 23%. EBITDA increased due to increased revenues as well as decreased separation-related expenses, which declined from $16 million in third quarter 2006 to $1 million this year. The favorable effects of ancillary revenue increases, rental day growth, higher time and mileage revenues per day and cost savings were partially offset by a 15% increase in fleet costs, which included a 7% increase in average fleet size.

International Car Rental

(Consisting of the Company’s international Avis and Budget car rental operations)

	2007	2006	% change
Revenue	$256	$222	15%
EBITDA	$51	$44	16%

Revenue increased primarily due to an 11% increase in time and mileage per day rates and a 3% increase in rental days. Excluding the impact of foreign exchange, time and mileage per day rates increased 2%. EBITDA increased year-over-year due to revenue growth partially offset by increased fleet costs.

2

Truck Rental

(Consisting of the Company’s Budget Truck rental business)

	2007	2006	% change
Revenue	$129	$141	(9)%
EBITDA	$15	$20	(25)%

Revenue decreased primarily due to a 7% decrease in time and mileage per day rates and a 3% reduction in rental day volume. EBITDA decreased due to the revenue decline and increased fleet costs, which more than offset the effects of our cost-savings initiatives. The volume declines reflected reduced demand for one-way rentals and a 5% decline in our average fleet size, and the price declines resulted in part from a lower volume of one-way rentals.

Other Items

•

Performance Excellence Initiative - We made significant progress in our Company-wide initiative to evaluate and improve operating processes across all locations and all disciplines. We have developed detailed plans to reduce costs in several areas, including vehicle preparation, shuttling and airport busing, and we have identified numerous other areas of opportunity. As a result, we continue to expect this initiative will allow us to reduce our annual operating expenses by $100-$150 million over the next two to three years.

•

Carey International - On October 23, we announced that we had acquired a minority interest in Carey International Inc., the leading international provider of chauffeured ground transportation services. In connection with this investment, we paid approximately $60 million in cash and now own approximately 45% of Carey’s common stock.

•

Separation Expenses - We incurred $3 million of expenses for activities related to our 2006 separation into four independent companies, versus $167 million in third quarter 2006. Substantially all of these expenses were funded with cash left with Avis Budget Group at the time of the separation for this purpose. Excluding separation-related expenses, third quarter EBITDA was $171 million compared to pro forma EBITDA of $141 million in third quarter 2006.

•

Gasoline Hedge - Our results were not meaningfully impacted by the mark-to-market on the derivative instruments we purchased in late 2006 and early 2007 to hedge a portion of our exposure to changes in fuel prices.

•	Discontinued Operations - In its reported results, the Company classifies as discontinued operations the results of its former Realogy, Travelport and Wyndham businesses for 2006.

Outlook

The Company continues to expect that domestic enplanements, which are a principal determinant of on-airport car rental volumes, will increase modestly in 2007 compared to 2006. In addition, the Company expects that its domestic time and mileage revenue per rental day will increase slightly, and its domestic rental day volume will increase approximately 4% in 2007 compared to 2006. The Company continues to expand its off-airport presence, having opened more than 430 new locations since 2005.

3

Domestic fleet costs are expected to increase approximately 6-7% per vehicle in 2007 compared to 2006. For the 2008 model year, the Company expects the portion of its domestic fleet that is not subject to manufacturer repurchase agreements to increase to 48-55%, from approximately 20% in model year 2007. The Company currently estimates that the per-unit fleet cost increases for model year 2008 will be in the 4-6% range, which represents a lower rate of increase than the prior two model years. In addition, the Company has intensified its efforts to reduce costs and enhance productivity through its Performance Excellence and other initiatives and expects the impact of these initiatives to become increasingly beneficial over the course of 2008.

Based on these expectations, as well as fourth-quarter booking trends, the Company projects that its full-year 2007 results will more closely align with the lower end of its previous estimates – with revenues of approximately $6.0 billion, EBITDA of approximately $410 million and pretax income of approximately $195 million excluding separation-related expenses.

Investor Conference Call

Avis Budget Group will host a conference call to discuss its third quarter results on Wednesday, November 7, 2007, at 9:00 a.m. (ET). Investors may access the call live at www.avisbudgetgroup.com or by dialing (517) 308-9044 and providing the access code “Avis Budget.” Investors are encouraged to dial in approximately 10 minutes prior to the call. A web replay will be available at www.avisbudgetgroup.com following the call. A telephone replay will be available from 2:00 p.m. (ET) on November 7, 2007 until 8:00 p.m. (ET) on November 14 at (203) 369-0169, access code: “Avis Budget.”

About Avis Budget Group, Inc.

Avis Budget Group (NYSE: CAR) is a leading provider of vehicle rental services, with operations in more than 70 countries. Through its Avis and Budget brands, the Company is the largest general-use vehicle rental company in each of North America, Australia, New Zealand and certain other regions based on published airport statistics. Avis Budget Group is headquartered in Parsippany, N.J. and has more than 30,000 employees. For more information about Avis Budget Group, visit www.avisbudgetgroup.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “may fluctuate” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results, including all statements related to full year 2007, model-year 2008 fleet costs and cost-saving initiatives are forward-looking statements.

4

Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to, the high level of competition in the vehicle rental industry, greater than expected cost increases for new vehicles, a downturn in airline passenger traffic, an occurrence or threat of terrorism, a significant increase in interest rates or borrowing costs, risks inherent in the restructuring of the operations of Budget Truck Rental and the Company’s ability to accurately estimate its future results and implement its strategy for growth. Other unknown or unpredictable factors also could have material adverse effects on Avis Budget Group’s performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in Avis Budget Group’s Annual Report on Form 10-K for the year ended December 31, 2006 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, included under headings such as “Forward-Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. Except for the Company’s ongoing obligations to disclose material information under the federal securities laws, the Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

This release includes certain non-GAAP financial measures as defined under SEC rules. As required by SEC rules, important information regarding such measures is contained on Table 6 to this release.

Contacts

Media Contact:	Investor Contact:

John Barrows	David Crowther
973-496-7865	973-496-7277

# # #

Tables Follow

5

Table 1

Avis Budget Group, Inc.

SUMMARY DATA SHEET

(In millions, except per share data)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2007	2006	% Change	2007	2006	% Change
Income Statement Items
Net revenues	$1,719	$1,566	10%	$4,600	$4,358	6%
Income (loss) before income taxes	116	(461)	*	162	(669)	*
Income (loss) from continuing operations	63	(325)	*	98	(455)	*
EPS from continuing operations (diluted)	0.60	(3.23)	*	0.94	(4.53)	*

		As of
		September 30, 2007	December 31, 2006
Balance Sheet Items
Cash and cash equivalents (A)		$302	$172
Vehicles, net		8,484	7,049
Debt under vehicle programs		6,936	5,270
Corporate debt		1,800	1,842
Stockholders' equity		2,585	2,443

Segment Results
	Three Months Ended September 30,			Nine Months Ended September 30,
	2007	2006	% Change	2007	2006	% Change
Net Revenues
Domestic Car Rental	$1,331	$1,190	12%	$3,609	$3,366	7%
International Car Rental	256	222	15%	649	574	13%
Truck Rental	129	141	(9)%	326	371	(12)%
Corporate and Other	3	13	*	16	47	*

Total Company	$1,719	$1,566	10%	$4,600	$4,358	6%

EBITDA (B)
Domestic Car Rental	$105	$57	84%	$215	$160	34%
International Car Rental	51	44	16%	96	86	12%
Truck Rental	15	20	(25)%	14	40	(65)%
Corporate and Other (C)	(3)	(194)	*	(2)	(355)	*

Total Company	$168	$(73)	*	$323	$(69)	*

Reconciliation of EBITDA to Income (loss) before income taxes
Total Company EBITDA	$168	$(73)		$323	$(69)
Less: Non-vehicle related depreciation and amortization	21	25		64	81
Interest expense related to corporate debt, net (D)	31	363		97	519

Income (loss) before income taxes	$116	$(461)	*	$162	$(669)	*

*	Not meaningful.
(A)	The balances at September 30, 2007 and December 31, 2006 include $12 million of cash which will be utilized to pay separation-related expenses or will be distributed to Realogy and Wyndham.
(B)	See Table 6 for a description of EBITDA.
(C)	Corporate and Other includes separation-related expenses (credits) of $2 million and $(4) million during the three and nine months ended September 30, 2007, respectively. For the three and nine months ended September 30, 2006, Corporate and Other includes separation-related expenses of $147 million and $201 million, respectively, and includes amounts that were previously allocated to the Company’s discontinued operations. The nine months ended September 30, 2007 amount includes a $14 million credit resulting from the recognition of receivables from Realogy and Wyndham for tax-related liabilities the Company recorded on January 1, 2007 in connection with the adoption of FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes.”
(D)	The 2006 amounts include a $313 million charge related to the early extinguishment of Corporate debt.

Table 2

Avis Budget Group, Inc.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(In millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Revenues
Vehicle rental	$1,348	$1,253	$3,600	$3,469
Other	371	313	1,000	889

Net revenues	1,719	1,566	4,600	4,358

Expenses
Operating (A)	835	778	2,331	2,204
Vehicle depreciation and lease charges, net	441	383	1,205	1,077
Selling, general and administrative (A)	176	224	504	670
Vehicle interest, net	96	87	237	253
Non-vehicle related depreciation and amortization	21	25	64	81
Interest expense related to corporate debt, net:
Interest expense	31	50	97	206
Early extinguishment of debt	—	313	—	313
Separation costs, net (B)	3	167	—	223

Total expenses	1,603	2,027	4,438	5,027

Income (loss) before income taxes	116	(461)	162	(669)
Provision (benefit) for income taxes	53	(136)	64	(214)

Income (loss) from continuing operations	63	(325)	98	(455)
Income (loss) from discontinued operations, net of tax (C)	(3)	(54)	(3)	478
Gain (loss) on disposal of discontinued operations, net of tax (D)	43	(634)	45	(1,956)

Income (loss) before cumulative effect of accounting changes	103	(1,013)	140	(1,933)
Cumulative effect of accounting changes, net of tax (E)	—	—	—	(64)

Net income (loss)	$103	$(1,013)	$140	$(1,997)

Earnings per share (F)
Basic
Income (loss) from continuing operations	$0.60	$(3.23)	$0.95	$(4.53)
Income from discontinued operations	(0.02)	(0.54)	(0.03)	4.76
Gain (loss) on disposal of discontinued operations	0.42	(6.30)	0.44	(19.48)
Cumulative effect of accounting changes	—	—	—	(0.63)

Net income (loss)	$1.00	$(10.07)	$1.36	$(19.88)

Diluted
Income (loss) from continuing operations	$0.60	$(3.23)	$0.94	$(4.53)
Income (loss) from discontinued operations	(0.02)	(0.54)	(0.03)	4.76
Gain (loss) on disposal of discontinued operations	0.41	(6.30)	0.43	(19.48)
Cumulative effect of accounting changes	—	—	—	(0.63)

Net income (loss)	$0.99	$(10.07)	$1.34	$(19.88)

Weighted average shares outstanding
Basic	103.9	100.6	102.9	100.5
Diluted	105.0	100.6	104.1	100.5

(A)	There was a reclassification between the Operating and the Selling, general and administrative expense lines as presented in the Consolidated Condensed Statement of Operations for the three months ended September 30, 2006. Operating expense has been reduced from $823 million to $778 million and Selling, general and administrative expense has been increased from $179 million to $224 million for the three months ended September 30, 2006. This reclassification did not have any impact on the Consolidated Statement of Operations for the nine months ended September 30, 2006. This reclassification had no effect on total expenses, loss before income taxes, benefit from income taxes, loss from continuing operations, net loss or earnings per share.
(B)	Represents costs we incurred in connection with the execution of the plan to separate Cendant into four independent companies. During third quarter 2007 and nine months ended September 30, 2007, we incurred net separation expenses (credits) of $2 million and $(4) million, respectively, within Corporate and Other and during third quarter 2006 and nine months ended September 30, 2006 we incurred $147 million and $201 million, respectively, of such costs within Corporate and Other. The nine months ended September 30, 2007 amount includes a $14 million credit resulting from the recognition of receivables from Realogy and Wyndham for tax-related liabilities the Company recorded on January 1, 2007 in connection with the adoption of FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes.”
(C)	Includes the results of operations of (i) Realogy and Wyndham, which were spun-off on July 31, 2006, and (ii) Travelport, which was disposed of on August 23, 2006.
(D)	The three and nine months ended September 30, 2007 amounts primarily represent a tax benefit realized as a result of certain elections made in connection with the Travelport disposition on the income tax returns filed during third quarter 2007.
(E)	Represents a non-cash charge to reflect the cumulative effect of adopting (i) Statement of Financial Accounting Standards (“SFAS”) No. 152, “Accounting for Real Estate Time-Sharing Transactions,” and American Institute of Certified Public Accountants’ Statement of Position No. 04-2, “Accounting for Real Estate Time-Sharing Transactions” on January 1, 2006, which resulted in a non-cash charge of $65 million, after tax, and (ii) SFAS No. 123R, “Share-Based Payment,” on January 1, 2006, which resulted in a non-cash credit of $1 million, after tax.
(F)	Weighted average shares outstanding for all periods reflect a one-for-ten reverse stock split, which became effective during third quarter 2006. Because the Company incurred a loss from continuing operations in third quarter 2006 and nine months ended September 30, 2006, all outstanding stock options, restricted stock units and warrants are anti-dilutive for such periods. Accordingly, basic and diluted weighted average shares outstanding are equal for such periods.

Table 3

Avis Budget Group, Inc.

SEGMENT REVENUE DRIVER ANALYSIS

	Three Months Ended September 30,			Nine Months Ended September 30,
	2007	2006	% Change	2007	2006	% Change
CAR RENTAL

Domestic Car Rental Segment

Rental Days (000’s)	25,586	24,305	5%	71,776	69,251	4%
Time and Mileage Revenue per Day	$41.41	$40.14	3%	$39.98	$39.63	1%
Average Rental Fleet	368,595	344,853	7%	351,477	338,678	4%

International Car Rental Segment

Rental Days (000’s)	4,143	4,019	3%	10,841	10,518	3%
Time and Mileage Revenue per Day	$44.39	$40.09	11%	$42.94	$39.49	9%
Average Rental Fleet	61,710	59,491	4%	56,036	53,593	5%

Total Car Rental

Rental Days (000’s)	29,729	28,324	5%	82,617	79,769	4%
Time and Mileage Revenue per Day	$41.83	$40.13	4%	$40.37	$39.62	2%
Average Rental Fleet	430,305	404,344	6%	407,513	392,271	4%

TRUCK RENTAL SEGMENT
Rental Days (000’s)	1,229	1,271	(3)%	3,163	3,484	(9)%
Time and Mileage Revenue per Day	$84.74	$91.60	(7)%	$83.58	$88.61	(6)%
Average Rental Fleet	29,365	30,997	(5)%	28,684	30,832	(7)%

Rental days and time and mileage revenue per day are calculated based on the actual usage of the vehicle during a 24-hour period. Our calculation of rental days and time and mileage revenue per day may not be comparable to the calculation of similarly-titled statistics by other companies.

Table 4

Avis Budget Group, Inc.

2006 PRO FORMA SELECTED FINANCIAL DATA AND ESTIMATES FOR AVIS BUDGET CAR RENTAL, LLC

(In millions)

The following table presents our pro forma financial data for three and nine months ended September 30, 2006. We provide this supplemental information in order to present Avis Budget Car Rental, LLC’s EBITDA and income before income taxes for three and nine months ended September 30, 2006 in order to make the 2006 information more comparable to the 2007 actual results. All of these financial data are for Avis Budget Car Rental, LLC and its subsidiaries, the companies that comprise Avis Budget Group, Inc.’s vehicle rental business. The estimates were derived from Avis Budget Car Rental, LLC’s selected historical financial data and adjusted to give effect to the following pro forma transactions:

•	Establishment of a $2.375 billion senior credit facility, of which $798 million was drawn at September 30, 2007

•	Issuance of $1.0 billion of senior unsecured notes

•	Repayment of approximately $1.875 billion of debt under vehicle programs with proceeds from credit facility borrowings and the issuance of senior notes

•	Elimination of interest income related to intercompany balances

•	Reversal of allocated corporate general overhead costs and inclusion of estimated stand-alone corporate costs

The pro forma financial data assume that the pro forma transactions occurred on January 1, 2006. Management believes that the assumptions used to derive the pro forma financial data are reasonable under the circumstances and given the information available. The pro forma financial data have been provided for informational purposes only and are not necessarily indicative of the financial condition or results of future operations or the actual results that would have been achieved had the pro forma transactions occurred on the date indicated. For risk factors that could adversely affect our business, please see “Forward-Looking Statements” included in the accompanying press release.

	2006 Pro Forma
	Third Quarter	Nine Months Ended September 30
Revenues	$1,553	$4,311

EBITDA	$141	$316
Interest on corporate debt (A)	36	105

EBITDA less interest on corporate debt (EBTDA)	105	211
Non-vehicle depreciation and amortization (B)	24	73

Income before income taxes	$81	$138

The following table and footnotes provide further details on the adjustments made to arrive at the pro forma data.

Reconciliation of Avis Budget Car Rental EBITDA to Avis Budget Car Rental pro forma EBITDA:

	2006
	Third Quarter	Nine Months Ended September 30
Avis Budget Car Rental EBITDA	$121	$286

Adjustments:
Remove general corporate overhead (C)	16	48
Remove vehicle and intercompany interest, net (D)	—	8
Remove separation costs	20	22
Add public company costs (E)	(16)	(48)

Total adjustments (F)	20	30

Pro forma EBITDA	$141	$316

(A)	Represents interest expense on the April 2006 financings.
(B)	The 2006 amount includes additional depreciation and amortization associated with assets transferred from the corporate parent of Avis Budget Car Rental in conjunction with the separation transactions.
(C)	Represents allocated general corporate overhead costs, which are replaced by stand-alone corporate costs.
(D)	Represents the removal of intercompany interest income on the intercompany balance with the corporate parent of Avis Budget Car Rental, removal of interest expense related to debt under vehicle programs (as associated debt was repaid with proceeds from the credit facility and senior notes) and the impact of increased Truck financing costs due to the separation transaction.
(E)	The 2006 amount represents estimated costs to operate as a stand-alone public company without Realogy, Wyndham and Travelport.
(F)	Of the $20 million of total adjustments in the third quarter 2006, $16 million pertain to Domestic Car Rental, $1 million pertain to International Car Rental and $3 million pertain to Truck Rental.

Table 5

Avis Budget Group, Inc.

CONSOLIDATED SCHEDULES OF CASH FLOWS AND FREE CASH FLOWS

(In millions)

CONSOLIDATED SCHEDULE OF CASH FLOWS

Nine Months Ended September 30, 2007
Operating Activities
Net cash provided by operating activities exclusive of vehicle programs	$167
Net cash provided by operating activities of vehicle programs	1,205

Net cash provided by operating activities	1,372

Investing Activities
Net cash used in investing activities exclusive of vehicle programs	(89)
Net cash used in investing activities of vehicle programs	(2,746)

Net cash used in investing activities	(2,835)

Financing Activities
Net cash provided by financing activities exclusive of vehicle programs	7
Net cash provided by financing activities of vehicle programs	1,580

Net cash provided by financing activities	1,587

Effect of changes in exchange rates on cash and cash equivalents	6

Net increase in cash and cash equivalents	130
Cash and cash equivalents, beginning of period	172

Cash and cash equivalents, end of period	$302

CONSOLIDATED SCHEDULE OF FREE CASH FLOWS (*)

Nine Months Ended September 30, 2007
Income before income taxes	$162
Addback of non-cash, non-vehicle related depreciation and amortization	64
Working capital and other	(87)
Capital expenditures	(70)
Tax payments, net of refunds (A)	3
Vehicle programs (B)	39

Free Cash Flow	111

Payments for acquisitions, net of cash acquired	(6)
Net issuance (repurchase) of common stock	49
Net borrowings (repayments)	(42)
Investments and other (C)	18

Net increase in cash and cash equivalents (per above)	$130

(*)	See Table 6 for a description of Free Cash Flow.
(A)	Tax payments, net of refunds in 2007 includes $10 million in net refunds remitted to Realogy and Wyndham, per the Separation and Distribution agreement.
(B)	Cash flows related to vehicle programs may fluctuate significantly from period to period due to the timing of the underlying transactions. Amount is net of cash gain on vehicles sold which is included in working capital.
(C)	For the nine months ended September 30, 2007, Investments and other includes proceeds from the sale of a preferred stock investment of $106 million partially offset by $94 million of payments made to Realogy and Wyndham pursuant to the Separation and Distribution agreement. Investments and other also includes (i) the effects of exchange rates on cash and cash equivalents and (ii) other investing and financing activities.

RECONCILIATION OF FREE CASH FLOW TO NET CASH PROVIDED BY OPERATING ACTIVITIES

Nine Months Ended September 30, 2007
Free Cash Flow (per above)	$111
Cash (inflows) outflows included in Free Cash Flow but not reflected in
Net Cash Provided by Operating Activities (per above)
Investing activities of vehicle programs	2,746
Financing activities of vehicle programs	(1,580)
Capital expenditures	70
Proceeds received on asset sales	(12)
Change in restricted cash	21
Purchase of GPS navigational units	16

Net Cash Provided by Operating Activities (per above)	$1,372

Table 6

Avis Budget Group, Inc.

DEFINITIONS AND RECONCILIATIONS OF NON-GAAP MEASURES

(In millions)

The accompanying press release includes certain non-GAAP (generally accepted accounting principles) financial measures as defined under SEC rules. To the extent not provided in the press release or accompanying tables, we have provided below the reasons we present these non-GAAP financial measures, a description of what they represent and a reconciliation to the most comparable financial measure calculated and presented in accordance with GAAP.

DEFINITIONS

EBITDA

The accompanying press release presents EBITDA for Avis Budget Group, Inc. (“ABGI”) and for Avis Budget Car Rental, LLC ("ABCR"), which represents income from continuing operations before non-vehicle related depreciation and amortization, non-vehicle related interest (other than intercompany interest related to tax benefits and working capital advances) and income taxes. We believe that EBITDA is useful as a supplemental measure in evaluating the aggregate performance of our operating businesses. EBITDA is the measure that is used by our management, including our chief operating decision maker, to perform such evaluation. It is also a component of our financial covenant calculations under our credit facilities, subject to certain adjustments. EBITDA should not be considered in isolation or as a substitute for net income or other income statement data prepared in accordance with GAAP and our presentation of EBITDA may not be comparable to similarly-titled measures used by other companies.

Reconciliation of Avis Budget Car Rental, LLC EBITDA to Avis Budget Group, Inc. income (loss) before income taxes:

	Three Months Ended September 30, 2006	Nine Months Ended September 30, 2006
Avis Budget Car Rental, LLC EBITDA	$121	$286
Plus: Corporate and Other EBITDA	(194)	(355)
Less: Non-vehicle related depreciation and amortization	25	81
Interest expense related to corporate debt, net	363	519

Avis Budget Group, Inc. income (loss) before income taxes	$(461)	$(669)

A reconciliation of ABGI EBITDA for the third quarter and year-to-date 2007 and 2006 to income (loss) before income taxes can be found on Table 1 and a reconciliation of ABGI income (loss) before income taxes to net income can be found on Table 2.

EBITDA excluding separation-related expenses

The accompanying press release presents EBITDA excluding separation-related expenses for ABGI, which excludes costs that were incurred in connection with the execution of the plan to separate Cendant into four independent companies, which amounted to $3 million and $167 million in third quarter 2007 and 2006, respectively and which, for 2006, gives effect to the transactions set forth on Table 4. We believe that EBITDA excluding separation-related expenses is useful as a supplemental measure in evaluating the aggregate performance of the Company. We exclude separation-related expenses as such items are not representative of the results of operations of our core businesses at September 30, 2007 and due to the difficulty in forecasting and quantifying an estimated amount for such costs as a result of their uncertainty. Therefore, we are not providing a reconciliation to estimated net income for the full year 2007. Additionally, management believes excluding such costs presents our EBITDA for the three months ended September 30, 2007 on a more comparable basis to the corresponding period in 2006, thereby providing greater transparency into the results of operations of our core businesses at September 30, 2007.

Reconciliation of Avis Budget Group, Inc. EBITDA excluding separation-related expenses to Avis Budget Group, Inc. income before income taxes:

Three Months Ended September 30, 2007
Avis Budget Group, Inc. EBITDA excluding separation-related expenses	$171
Less: Separation-related expenses	3
Non-vehicle related depreciation and amortization	21
Interest expense related to corporate debt, net	31

Avis Budget Group, Inc. income (loss) before income taxes	$116

A reconciliation of ABGI EBITDA for the third quarter 2007 and 2006 to income (loss) before income taxes can be found on Table 1 and a reconciliation of ABGI income (loss) before income taxes to net income can be found on Table 2.

Domestic Car Rental EBITDA and International Car Rental EBITDA, excluding separation-related expenses

The accompanying press release presents EBITDA excluding separation-related expenses for Domestic Car Rental and International Car Rental, which excludes costs that were incurred in connection with the execution of the plan to separate Cendant into four independent companies. We believe that EBITDA excluding separation-related expenses is useful as a supplemental measure in evaluating the aggregate performance of the Domestic Car Rental and the International Car Rental segments. We exclude separation-related expenses as such items are not representative of the results of operations of our core businesses at September 30, 2007.

Reconciliation of Domestic Car Rental EBITDA excluding separation-related expenses to Domestic Car Rental EBITDA:

	Three Months Ended September 30, 2007	Three Months Ended September 30, 2006
Domestic Car Rental EBITDA excluding separation-related expenses	$106	$73
Less: Separation-related expenses for Domestic Car Rental	1	16

Domestic Car Rental EBITDA	$105	$57

A reconciliation of Domestic Car Rental EBITDA for the third quarter 2007 and 2006 to ABGI income (loss) before taxes can be found on Table 1 and a reconciliation of ABGI income (loss) before income taxes to net income can be found on Table 2.

Reconciliation of International Car Rental EBITDA excluding separation-related expenses to International Car Rental EBITDA:

	Three Months Ended September 30, 2007	Three Months Ended September 30, 2006
International Car Rental EBITDA excluding separation-related expenses	$51	$45
Less: Separation-related expenses for International Car Rental	—	1

International Car Rental EBITDA	$51	$44

A reconciliation of International Car Rental EBITDA for the third quarter 2007 and 2006 to ABGI income (loss) before taxes can be found on Table 1 and a reconciliation of ABGI income (loss) before income taxes to net income can be found on Table 2.

Income before income taxes, excluding separation-related expenses

The accompanying press release presents income before income taxes, excluding expenses that were incurred in connection with the separation of Cendant into four independent companies, which amounted to $3 million and $167 million in the three month periods ended September 30, 2007 and 2006, respectively.

We believe that income before income taxes, excluding separation-related expenses is useful as a supplemental measure in evaluating the aggregate performance of the Company. We exclude separation-related expenses as such items are not representative of the results of operations of our business at September 30, 2007. Additionally, management believes excluding such costs presents our third quarter 2007 income before income taxes on a more comparable basis to the corresponding period in 2006, thereby providing greater transparency into the results of operations of the Company at September 30, 2007.

Reconciliation of Avis Budget Group, Inc. income before income taxes, excluding separation-related expenses to income before income taxes:

The difference between ABGI income before income taxes, excluding separation-related expenses and ABGI income before income taxes for the three months ended September 30, 2007 is the separation-related expenses of $3 million.

Reconciliation of Avis Budget Car Rental, LLC pro forma income before income taxes to Avis Budget Group, Inc. income (loss) before income taxes:

	Three Months Ended September 30, 2006	Nine Months Ended September 30, 2006
Avis Budget Car Rental, LLC pro forma income before income taxes	$81	$138

Adjustments:
Interest on corporate debt (A)	36	105
Non-vehicle depreciation and amortization (B)	24	73
General corporate overhead (C)	(16)	(48)
Vehicle and intercompany interest, net (D)	—	(8)
Public company costs (E)	16	48
ABCR separation and restructuring	(20)	(22)
Corporate and Other EBITDA	(194)	(355)
Less: Non-vehicle related depreciation and amortization	25	81
Interest expense related to corporate debt, net	363	519

Avis Budget Group, Inc. income (loss) before income taxes	$(461)	$(669)

(A)	Represents interest expense on the April 2006 financings.
(B)	The 2006 amount includes additional depreciation and amortization associated with assets transferred from the corporate parent of Avis Budget Car Rental in conjunction with the separation transactions.
(C)	Represents allocated general corporate overhead costs, which are replaced by stand-alone corporate costs.
(D)	Represents the removal of intercompany interest income on the intercompany balance with the corporate parent of Avis Budget Car Rental, removal of interest expense related to debt under vehicle programs (as associated debt was repaid with proceeds from the credit facility and senior notes) and the impact of increased Truck financing costs due to the separation transaction.
(E)	The 2006 amount represents estimate of costs to operate as a stand-alone public company without Realogy, Wyndham and Travelport.

Pro forma EBITDA

We refer you to Table 4 for information regarding this measure.

Free Cash Flow

Represents Net Cash Provided by Operating Activities adjusted to include the cash inflows and outflows relating to (i) capital expenditures and GPS navigational units, (ii) the investing and financing activities of our vehicle programs, (iii) asset sales and (iv) the change in restricted cash. We believe that Free Cash Flow is useful to management and the Company’s investors in measuring the cash generated by the Company that is available to be used to repurchase stock, repay debt obligations, pay dividends and invest in future growth through new business development activities or acquisitions. Free Cash Flow should not be construed as a substitute in measuring operating results or liquidity, and our presentation of Free Cash Flow may not be comparable to similarly-titled measures used by other companies. A reconciliation of Free Cash Flow to the appropriate measure recognized under GAAP (Net Cash Provided by Operating Activities) is presented in Table 5.

Reconciliation of International Car Rental EBITDA excluding separation-related expenses to International Car Operation EBITDA:

	Three Months Ended September 30, 2007	Three Months Ended September 30, 2006
International Car Rental EBITDA excluding separation-related expenses	$51	$45
Less: Separation-related expenses for International Car Rental	—	1

International Car Rental EBITDA	$51	$44

A reconciliation of International Car Rental EBITDA for the third quarter 2007 and 2006 to ABGI income (loss) before taxes can be found on Table 1 and a reconciliation of ABGI income (loss) before income taxes to net income can be found on Table 2.

Income before income taxes, excluding separation-related expenses

The accompanying press release presents income before income taxes, excluding expenses that were incurred in connection with the separation of Cendant into four independent companies, which amounted to $3 million and $167 million in the three month periods ended September 30, 2007 and 2006, respectively.

We believe that income before income taxes, excluding separation-related expenses is useful as a supplemental measure in evaluating the aggregate performance of the Company. We exclude separation-related expenses as such items are not representative of the results of operations of our business at September 30, 2007. Additionally, management believes excluding such costs presents our third quarter 2007 income before income taxes on a more comparable basis to the corresponding period in 2006, thereby providing greater transparency into the results of operations of the Company at September 30, 2007.

Reconciliation of Avis Budget Group, Inc. income before income taxes, excluding separation-related expenses to income before income taxes:

The difference between ABGI income before income taxes, excluding separation-related expenses and ABGI income before income taxes for the three months ended September 30, 2007 is the separation-related expenses of $3 million.

Pro forma EBITDA

We refer you to Table 4 for information regarding these measures.

Free Cash Flow

Represents Net Cash Provided by Operating Activities adjusted to include the cash inflows and outflows relating to (i) capital expenditures and GPS navigational units, (ii) the investing and financing activities of our vehicle programs, (iii) asset sales and (iv) the change in restricted cash. We believe that Free Cash Flow is useful to management and the Company’s investors in measuring the cash generated by the Company that is available to be used to repurchase stock, repay debt obligations, pay dividends and invest in future growth through new business development activities or acquisitions. Free Cash Flow should not be construed as a substitute in measuring operating results or liquidity, and our presentation of Free Cash Flow may not be comparable to similarly-titled measures used by other companies. A reconciliation of Free Cash Flow to the appropriate measure recognized under GAAP (Net Cash Provided by Operating Activities) is presented in Table 5, which accompanies this press release.